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                                                                    Exhibit 99.1


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[CD&L LOGO]

Contacts:      Russell Reardon, CFO
               CD&L, Inc.
               (201) 487-7740

FOR IMMEDIATE RELEASE

                 CD&L Reports 15% Year Over Year Revenue Growth
                         * EBITDA Up By More Than 40% *

SOUTH HACKENSACK, N.J., May 20, 2004 - CD&L, Inc. (Amex:CDV), announced first quarter 2004 revenue of $46,482,000, which is $6.2 million higher than the same three months in 2003. Net income was $ 169,000 or $.02 per basic common share compared to net income for the same 2003 period of $606,000 or $.08 per basic common share. The 2003 net income included a $1,034,000 pre-tax gain on the sale of the Sureway note receivable.
         The Company's Group President, Michael Brooks, said "CD&L's cost of goods sold as a percentage of revenue had improved resulting in a gross profit margin of 18.5% for the three months just ended compared to the 2003 first quarter gross margin of 18.0%. Our Company's SG&A expense increased partially as a result of the Company's increased revenue, but remained flat at 16.2% of revenue."
         Russ Reardon, the Company's CFO, stated that "the Company's earnings before interest, depreciation, amortization and taxes ("EBITDA") reached $1,063,000 in the first quarter 2004 versus the same quarter of 2003 of $736,000 representing an improvement of 44.4%."
         CD&L, Inc. operates 70 facilities in 21 states providing last mile delivery solutions to various industries. The Company has over 1,493 employees and utilizes approximately 2,450 independent contractors to provide time-sensitive delivery services to thousands of customers across the country.

Certain statements in this news release may be "forward-looking statements" within the meaning of Section 27A of the Securities and Exchange Act of 1933. These forward-looking statements include comments on the Company's improved operating performance, business development program, and increased revenues and earnings. Statements regarding future developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements. Potential risks include the risk that the Company's operating performance will not improve, or that its business development program will be unsuccessful, or that revenues or earnings will decrease as well as other risks specified in the Company's SEC filings.

                                      # # #


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                           CD&L, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                     For the Three Months Ended
                                                               March 31,
                                                    ---------------------------
                                                          2004         2003
                                                       -----------  ---------

Revenue                                                $ 46,482     $ 40,307

Cost of revenue                                          37,884       33,043
                                                       --------     --------

  Gross profit                                            8,598        7,264
                                                       --------     --------

Costs and Expenses:

Selling, general, and administrative expenses             7,535        6,528
Depreciation and amortization                               221          217
Other (income), net                                         (11)      (1,101)
Interest expense                                            571          610
                                                       --------     --------

  Total Costs and Expenses                                8,316        6,254
                                                       --------     --------

Income before provision for income taxes                    282        1,010

Provision for income taxes                                  113          404

                                                       --------     --------
  Net income                                           $    169     $    606
                                                       ========     ========

Net income per share:
  Basic                                                $    .02     $    .08
                                                       ========     ========
  Diluted                                              $    .02     $    .07
                                                       ========     ========

Basic weighted average common shares outstanding          7,659        7,659
                                                       ========     ========

Diluted weighted average common shares outstanding        8,238        8,170
                                                       ========     ========



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                           CD&L, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (In thousands, except share information)

                                                                         March 31,           December 31,
                                                                           2004                  2003
                                                                        -----------          ------------
                                                                        (Unaudited)           (Note 1)

                             ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                            $        697          $      1,697
  Accounts receivable, net                                                   18,738                18,786
  Prepaid expenses and other current assets                                   2,940                 4,068
                                                                       ------------          ------------
    Total current assets                                                     22,375                24,551

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                                     1,279                 1,446
GOODWILL, net                                                                11,531                11,531
INTANGIBLE ASSETS AND DEFERRED FINANCING COSTS, net
                                                                              1,956                   437
OTHER ASSETS                                                                  1,062                 2,387
                                                                       ------------          ------------
    Total assets                                                       $     38,203          $     40,352
                                                                       ============          ============

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings                                                $      3,799          $      5,767
  Current maturities of long-term debt                                        2,043                 2,585
  Accounts payable, accrued liabilities and bank overdrafts
                                                                             14,981                14,392
                                                                       ------------          ------------
    Total current liabilities                                                20,823                22,744

LONG-TERM DEBT, net of current maturities                                    11,395                11,785
OTHER LONG-TERM LIABILITIES                                                     233                   240
                                                                                             ------------
    Total liabilities                                                        32,451                34,769
                                                                       ------------          ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Preferred stock, $.001 par value; 2,000,000 shares
   authorized; no shares issued and outstanding                                  --                    --
 Common stock, $.001 par value; 30,000,000 shares
   authorized; 7,688,027 shares issued at March 31, 2004 and
   December 31, 2003                                                              8                     8
 Additional paid-in capital                                                  12,883                12,883
 Treasury stock, 29,367 shares at cost                                         (162)                 (162)
 Accumulated deficit                                                         (6,977)               (7,146)
                                                                       ------------          ------------
    Total stockholders' equity                                                5,752                 5,583
                                                                       ------------          ------------
    Total liabilities and stockholders' equity                         $     38,203          $     40,352
                                                                       ============          ============



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